UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Senior Management Cash Incentive Plan.  On November 1, 2010, the Compensation Committee of the Board of Directors of United Natural Foods, Inc., a Delaware corporation (the "Company"), adopted a written plan document (the "Senior Management Cash Incentive Plan") related to the Company's fiscal 2011 annual performance-based cash incentive program, the terms of which were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2010.  The written plan document contains general terms related to, among other things, the eligibility requirements and administrative features of the program, including the payment provisions thereof.

The summary of the Senior Management Cash Incentive Plan is subject to, and qualified in its entirety by, the full text of the Senior Management Cash Incentive Plan which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1	Fiscal 2011 Senior Management Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC

By:	/s/ Mark E. Shamber
Name:	Mark E. Shamber
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

Date: November 5, 2010

EXHIBIT INDEX

Exhibit No	Description

10.1	Fiscal 2011 Senior Management Cash Incentive Plan